As filed with the Securities and Exchange Commission on May 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4720320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

FARADAY FUTURE INTELLIGENT ELECTRIC INC. 2021 STOCK INCENTIVE PLAN

(Full title of the plan)

Yun Han

Interim Chief Financial Officer

18455 S. Figueroa Street

Gardena, CA 90248

(310) 415-4807

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Registrant”) for the purpose of registering an additional 36,601,977 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) for issuance under the Faraday Future Intelligent Electric Inc. 2021 Stock Incentive Plan (the “2021 Plan”). The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2022 a registration statement on Form S-8 (SEC File No. 333-266901) (the “Prior Registration Statement”) registering shares of Class A Common Stock issuable under the 2021 Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant are incorporated in this Registration Statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 9, 2023;

(2)	The Registrant’s Current Reports on Form 8-K, including any amendments thereto, filed with the Commission on January 10, 2023, January 17, 2023, January 26, 2023, January 31, 2023, February 1, 2023, February 6, 2023, February 23, 2023, March 1, 2023 (as amended March 2, 2023), March 1, 2023, March 3, 2023, March 9, 2023, March 15, 2023, March 17, 2023, March 23, 2023, March 30, 2023, April 18, 2023 and May 2, 2023; and

(3)	The description of the Class A Common Stock included in the Registrant’s Registration Statement on Form S-1, filed with the Commission on August 20, 2021, including any subsequent amendments or reports filed to update such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

II-1

Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 22, 2021)

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant, dated as of November 22, 2022 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on December 8, 2022)

4.3	Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Faraday Future Intelligent Electric Inc., dated as of March 1, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 3, 2023)

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on May 13, 2022)

4.5	Faraday Future Intelligent Electric Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 22, 2021)

5.1*	Opinion of Sidley Austin LLP with respect to the validity of the securities being registered hereby

23.1*	Mazars USA LLP

23.2*	Consent of PricewaterhouseCoopers, LLP

23.3*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gardena, State of California on the 4th day of May, 2023.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By	/s/ Xuefeng Chen
Xuefeng Chen
Global Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xuefeng Chen, D. Michael Beck and Yun Han, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of May, 2023.

Signature	Title

/s/ Xuefeng Chen	Global Chief Executive Officer and Director
Xuefeng Chen	(Principal Executive Officer)

/s/ Yun Han	Interim Chief Financial Officer and Chief Accounting Officer
Yun Han	(Principal Financial Officer and Principal Accounting Officer)

/s/ Adam (Xin) He	Interim Chairman of the Board
Adam (Xin) He

/s/ Chad Chen	Director
Chad Chen

Director
Li Han

/s/ Jie Sheng	Director
Jie Sheng

/s/ Ke Sun	Director
Ke Sun

/s/ Chui Tin Mok	Director
Chui Tin Mok

2